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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------


Date of report (Date of earliest event reported)        June 18, 2002
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                          INSPIRE PHARMACEUTICALS, INC.
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               (Exact Name of Registrant as Specified in Charter)


            Delaware                   000-31135             04-3209022
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(State or Other Jurisdiction           (Commission           (I.R.S. Employer
      of Incorporation)                File Number)          Identification No.)


4222 Emperor Boulevard, Suite 470, Durham, North Carolina            27703-8466
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(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code      (919) 941-9777
                                                    ----------------------------


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          (Former Name or Former Address, If Changed Since Last Report)

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Item 5.       Other Events.

         On June 18, 2002, Inspire Pharmaceuticals, Inc. issued the following press release:

              "INSPIRE PHARMACEUTICALS ANNOUNCES RESULTS OF SECOND
        PHASE III TRIAL OF INS365 OPHTHALMIC FOR THE TREATMENT OF DRY EYE Highly statistically significant result achieved on primary objective endpoint
  Strong and consistent results demonstrated on multiple subjective endpoints

"DURHAM, NORTH CAROLINA - June 18, 2002 - Inspire Pharmaceuticals, Inc. (Nasdaq:
ISPH) today announced results of the second Phase III clinical trial for INS365 Ophthalmic for the treatment of dry eye.

"Inspire will be holding a conference call/webcast at 9:00 am EDT. Participants in the United States may call 888-785-8522. Participants outside the United States may call 706-679-3437. The conference call webcast can be accessed from Inspire's website (www.inspirepharm.com).

"This six-month study was a double-masked comparison of the safety and efficacy of INS365 Ophthalmic 1.0% and 2.0% eye drops to placebo. This study enrolled 527 patients at 34 sites across the United States. In this trial, 03-105, INS365 Ophthalmic 2.0% eye drops demonstrated a highly statistically significant improvement (p-value (0.001) over placebo for the primary objective endpoint, corneal staining. As well as achieving statistically significant results at the primary 6-week endpoint, statistical significance was achieved as early as 2 weeks and was consistently observed throughout the 24-week study. This result is strongly supported by statistically significant results in other secondary objective endpoints such as conjunctival staining. These results are consistent with the results observed in the Phase II trial, 03-103.

"The primary subjective endpoint for the study, clearing of the ocular symptom of foreign body sensation at six weeks, did not meet but approached statistical significance. The number of patients who cleared foreign body sensation was consistently higher on treatment compared to placebo throughout the study period. Moreover, there was a statistically significant improvement on this endpoint in favor of INS365 Ophthalmic at other time points for the greater than 80% of patients who complied with the protocol. In addition, INS365 Ophthalmic showed statistically significant improvements compared to placebo on various other ocular symptoms at multiple time-points.

"INS365 Ophthalmic continues to demonstrate an excellent safety profile. Results from the safety analysis show a safety profile comparable to placebo. Of the 527 patients enrolled, 458 completed the study through 6 months. There were no serious drug-related adverse events reported in the study. There were more patient withdrawals due to adverse events in the placebo group than in either treatment group.

"Importantly, Inspire also announced today that enrollment in the third Phase III pivotal trial, 03-108, is over one-third complete. This trial which compares placebo to INS365 Ophthalmic 2.0% was launched in April 2002 and is being conducted in a controlled adverse environment (CAE) that

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controls for factors such as humidity and involves precise measurements of patients' signs and symptoms of dry eye. As planned, to ensure that seasonal fluctuations in humidity do not impact the study, enrollment was halted for the summer months and will resume in the fall of this year. Top-line results from this trial are expected in the first quarter of 2003.

" 'We are extremely pleased with the results of this study. The corneal staining results, an important measure of the drug's efficacy, are overwhelmingly positive throughout the entire study,' stated Christy L. Shaffer, Ph.D., Chief Executive Officer of Inspire. 'The Food and Drug Administration has been helpful in providing clear guidance in this important program, and we look forward to discussing these results with the Agency to determine the requirements for a New Drug Application filing, so that we can continue aggressively moving this program through the clinical and regulatory paths to market.'

"Dry eye is a painful, burning and irritating condition involving abnormalities and deficiencies in the tear film due to a variety of causes. It is one of the most frequent patient complaints reported to ophthalmologists, and there are currently no FDA-approved, pharmacologically active treatments for this common condition.

"Inspire Pharmaceuticals, Inc. discovers and develops new drugs to treat diseases characterized by deficiencies in the body's innate defense mechanisms of mucosal hydration and mucociliary clearance, as well as other non-mucosal disorders. Mucosal defense mechanisms are the natural way that the body defends its mucosal surfaces against dust, pollutants, bacteria and viruses. Inspire's lead product candidates target ophthalmic and respiratory diseases with inadequate current treatments and which represent large therapeutic market opportunities. Inspire has development and commercialization alliances with Allergan, Inc., Kissei Pharmaceutical Co., Ltd., Santen Pharmaceutical Co., Ltd. and Kirin Brewery Co., Ltd. Inspire's products are based on proprietary technology relating to P2Y receptors. Inspire is exploring other target diseases where it believes P2Y receptors play important biological roles.

"The forward-looking statements in this news release relating to management's expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue and earnings expectations, intellectual property rights and litigation, competitive products, results of clinical trials, the need for additional research and testing, delays in manufacturing, funding and the timing and content of decisions made by regulatory authorities, including the United States Food and Drug Administration. Further information regarding factors that could affect Inspire's results is included in Inspire's filings with the Securities and Exchange Commission. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events."

                                    * * * * *

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Inspire Pharmaceuticals, Inc.

                                         By: /s/ Gregory J. Mossinghoff
                                             -----------------------------------
                                                 Gregory J. Mossinghoff
                                                 President, Treasurer and
                                                 Secretary

Dated:  June 18, 2002